EXHIBIT 24

                                Bank United Corp.

                                POWER OF ATTORNEY

Know all men by these presents, that such director of Bank United Corp. (the "Corporation") whose signature appears below constitutes and appoints Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to the registration statement on Form S-4 filed by the Corporation with the Securities and Exchange Commission on June 2, 1993, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   SIGNATURES                               TITLE           DATE


/s/ LEWIS S. RANIERI                        Director        August 7, 1996
    Lewis S. Ranieri


/s/ SALVATORE A. RANIERI                    Director        August 7, 1996
    Salvatore A. Ranieri


_________________________________           Director        August _, 1996
    Scott A. Shay


/s/ BARRY C. BURKHOLDER                     Director        August 7, 1996
    Barry C. Burkholder


/s/ LAWRENCE CHIMERINE, PH.D.               Director        August 7, 1996
    Lawrence Chimerine, Ph.D.


_________________________________           Director        August _, 1996
    David M. Golush


/s/ PAUL M. HORVITZ, PH.D.                  Director        August 7, 1996
    Paul M. Horvitz, Ph.D.


/s/ ALAN E. MASTER                          Director        August 7, 1996
    Alan E. Master


/s/ ANTHONY J. NOCELLA                      Director        August 7, 1996
    Anthony J. Nocella


_________________________________           Director        August _, 1996
    Patricia A. Sloan


/s/ KENDRICK R. WILSON III                  Director        August 7, 1996
    Kendrick R. Wilson III

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